UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 23, 2017

Date of report (date of earliest event reported)

Surgery Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37576	47-3620923
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

40 Burton Hills Boulevard, Suite 500

Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 234-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

The information furnished in Item 7.01, to the extent that it relates to results of operations and financial condition, is incorporated by reference to this Item 2.02.

Item 7.01.	Regulation FD Disclosure.

As previously reported on May 11, 2017, Surgery Partners, Inc. (the “Company”) announced that, on May 9, 2017, it had entered into transactions pursuant to which the Company (i) agreed to acquire NSH Holdco, Inc., a Delaware corporation (“NSH”), through a merger of SP Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), with and into NSH (the “Merger”), pursuant to an Agreement and Plan of Merger, by and among the Company, Merger Sub, NSH, and IPC / NSH, L.P., solely in its capacity as sellers’ representative, (ii) agreed to issue to BCPE Seminole Holdings LP, a Delaware limited partnership (“Bain Capital”), an affiliate of Bain Capital Private Equity, up to 320,000 shares of preferred stock, par value $0.01 per share, of the Company, to be created out of the authorized and unissued shares of preferred stock of the Company and designated as 10.00% Series A Convertible Perpetual Participating Preferred Stock at a purchase price per share of $1,000 (the “Preferred Private Placement”) and (iii) in connection with the Merger and the Preferred Private Placement, entered into a Stock Purchase Agreement, by and among the Company, H.I.G. Surgery Centers, LLC (“H.I.G.”), H.I.G. Bayside Debt & LBO Fund II L.P. (for the purposes stated therein) and Bain Capital, pursuant to which H.I.G. has agreed to sell 26,455,651 shares of common stock, par value $0.01 per share, of the Company, to Bain Capital at a purchase price per share of $19.00 in cash.

In connection with these transactions, the Company has provided potential financing sources with certain information in a presentation dated May 23, 2017 that has not been previously reported by the Company. Such information is furnished and contained in Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying exhibit shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

This report may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases. These statements include, but are not limited to, the Company’s expectations regarding certain financial information related to the transactions described in this report, the performance of its business and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward looking statements are based on management’s current expectations and beliefs only as of the date of this report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including the risks identified and discussed from time to time in the Company’s reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Bridge Presentation dated May 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surgery Partners, Inc.

By:	/s/ Michael T. Doyle
Michael T. Doyle Chief Executive Officer

Date: May 23, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Bridge Presentation dated May 23, 2017